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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

New England Business Service, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-38925, 33-56227, 333-44825, 333-44819, 333-43028 and 333-43804 of
New England Business Service, Inc. on Form S-8 and Registration Statement Nos. 333-57657 and 333-87447 of New England Business Service, Inc. on Form S-3 of our report dated July 25, 2000, appearing in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 24, 2000.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 1, 2000